SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant to
              Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

          [X]  Preliminary Proxy Statement

          [X] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

          [ ]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Nalco Chemical Company

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

          [ ]  No fee required

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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          [ ]  Fee paid previously with preliminary materials:

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          [X] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid:  $818,208.02

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          (2) Form, Schedule or Registration Statement no.: Schedule 14D-1

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          (3) Filing Party:  Suez Lyonnaise des Eaux
                             H2O Acquisition Co.

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         (4)  Date Filed:    July 1, 1999

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                               [NALCO LETTERHEAD]

                                                               November __, 1999

Dear Stockholder:

         You are cordially invited to attend a Special Meeting of Stockholders of Nalco Chemical Company (the "Special Meeting") to be held at 10:00 a.m. on [day], [date], 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036.

         As described in the enclosed Proxy Statement, at the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of June 27, 1999 (the "Merger Agreement"), among Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France ("Suez Lyonnaise"), H2O Acquisition Co. ("H2O"), a Delaware corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise, and Nalco Chemical Company, a Delaware corporation ("Nalco", "we" or "us"), providing for, among other things, the merger of H2O with and into Nalco (the "Merger"). Following the Merger, Nalco will continue as the surviving corporation and will become an indirect, wholly owned subsidiary of Suez Lyonnaise. A copy of the Merger Agreement is attached to this Proxy Statement as Exhibit A.

     The Merger will constitute the second and final step of the acquisition of Nalco by Suez Lyonnaise. The first step was a tender offer (the "Offer") commenced by H2O on July 1, 1999 for all of the outstanding shares of our common stock, par value $0.1875 per share, including the associated preferred stock purchase rights (the "Common Stock"), and our Series B ESOP Preferred Stock (the "ESOP Preferred Stock", and such shares of Common Stock and ESOP Preferred Stock, collectively, the "Shares") at a price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock, net to the seller in cash, without interest thereon (the "Offer Price"). Pursuant to the Offer, which expired on November 8, 1999, H2O accepted for payment [66,195,851.711] shares (including 907,700 shares tendered pursuant to notices of guaranteed delivery of Common Stock (or approximately [96.8]% of the Common Stock outstanding) and [346,606.379] shares of ESOP Preferred Stock (or approximately [100]% of the ESOP Preferred Stock outstanding). On a fully diluted basis, this represents approximately [97.1]% of all Shares outstanding on November 8, 1999 and approximately [97.1]% of all Shares outstanding on November [__], 1999, the record date for the Special Meeting (the "Record Date"). In accordance with the Merger Agreement, Suez Lyonnaise intends to cause H2O to vote in favor of the Merger and to merge with and into Nalco, and all Shares (other than Shares owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise, or Shares held by Nalco as treasury stock, or by stockholders, if any, of Nalco who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation law) will be converted into the right to receive the respective Offer Price.

         On June 27, 1999, our Board of Directors unanimously (i) determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of our stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, (iii) recommended that our stockholders accept the Offer, approve the Merger, and approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) approved an amendment to the Stockholders Rights Agreement dated as of November 1, 1995, between the Company and First Chicago Trust Company of New York, as Rights Agent, as amended from time to time, rendering it inapplicable to the Offer and the Merger.

     H2O OWNS AN AGGREGATE OF [73,127,979.291] SHARES, REPRESENTING, ON A FULLY DILUTED BASIS, APPROXIMATELY [97.1]% OF ALL SHARES OUTSTANDING ON THE RECORD DATE. BECAUSE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING SHARES IS SUFFICIENT TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT, H2O CAN CAUSE THE MERGER TO OCCUR WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER HOLDER OF SHARES. SUEZ LYONNAISE AND H2O HAVE AGREED PURSUANT TO THE MERGER AGREEMENT TO VOTE ALL THEIR SHARES IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

         If the Merger is consummated, holders of Shares who do not vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (a copy of which is included as Exhibit B to the enclosed Proxy Statement) will be entitled to receive such consideration as may be determined to be due under such provisions. Only holders of our stock of record at the close of business on November 11, 1999, are entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

         You are urged to read this Proxy Statement, which describes the terms of the Merger, in its entirety. A copy of the Merger Agreement is included as Appendix A to the enclosed Proxy Statement.

         It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to complete, date, sign and return the proxy card in the enclosed postage-paid envelope. Failure to return a properly executed proxy card or vote at the Special Meeting would have the same effect as a vote against the Merger Agreement and the Merger. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

         Please do not send in your stock certificates at this time. You will be sent a letter of transmittal for that purpose as soon as reasonably practicable after the Merger is consummated.

                                                     Sincerely,


                                                     ---------------------
                                                     Edward J. Mooney
                                                     Chairman and CEO

                               [NALCO LETTERHEAD]

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Nalco Chemical Company:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Nalco Chemical Company (the "Special Meeting") will be held on [__], [_____], 1999, at 10:00 a.m., at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York, 10036, for the following purposes:

                  1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 27, 1999, by and among us, Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France ("Suez Lyonnaise"), and H2O Acquisition Co. ("H2O"), a Delaware corporation and a wholly owned subsidiary of Suez Lyonnaise (the "Merger Agreement"), attached as Exhibit A to the accompanying Proxy Statement, and the Merger contemplated thereby. Under the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), among other things, (i) H2O will be merged with and into us (the "Merger"), (ii) each outstanding share of our common stock, par value $0.1875 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 20, 1996, as amended, between us and First Chicago Trust Company of New York as Rights Agent (the "Rights") (other than shares of Common Stock held by any of our subsidiaries, held in treasury, held by Suez Lyonnaise des Eaux, H2O Acquisition Co. or any other subsidiary of Suez Lyonnaise and other than dissenting shares), will be converted into the right to receive an amount in cash equal to $53.00 without interest thereon, (iii) each outstanding share of our Series B ESOP Convertible Preferred Stock, par value $1.00 per share (the "ESOP Preferred Stock", and together with the Common Stock and the Rights, the "Shares") (other than shares of ESOP Preferred Stock held by any of our subsidiaries, in treasury, or by Suez Lyonnaise des Eaux, H2O Acquisition Co. or any other subsidiary of Suez Lyonnaise), will be converted into the right to receive an amount in cash equal to $1,060.00 without interest thereon, and (iv) each Share issued and outstanding and owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise will cease to be outstanding, will be canceled and retired without payment of any consideration therefore and will cease to exist; and

                  2. To act upon such other and further business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

          The Board of Directors has specified November 19, 1999, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Special Meeting. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

         The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and the actions to be taken in connection with the Merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the Special Meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.

     Pursuant to a tender offer, H2O owns an aggregate of 66,195,851.711 shares of Common Stock, representing 96.8% of such shares, and 346,606.379 shares of ESOP Preferred Stock, representing 100% of such shares. Because the approval of the holders of a majority of all outstanding Shares is sufficient to approve the Merger and approve and adopt the Merger Agreement, H2O can cause the Merger to occur without the affirmative vote of any other holders of Shares. Suez Lyonnaise and H2O have agreed pursuant to the Merger Agreement to vote all their Shares in favor of approval and adoption of the Merger Agreement and approval of the Merger.

         If the Merger is consummated, holders of Shares who do not vote in favor of approval of the Merger Agreement and approval of the Merger and who otherwise comply with the requirements of Section 262 of the Delaware General Corporation Law (a copy of which is included as Exhibit B to the enclosed Proxy Statement) will be entitled to receive such consideration as may be determined to be due under such provisions.

                              By Order of the Board of Directors



                              Suzzanne Gioimo, Secretary
Naperville, Illinois
November __, 1999

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEREOF, MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

               PLEASE DO NOT SEND YOUR CERTIFICATES AT THIS TIME.

                               [NALCO LETTERHEAD]

                                 PROXY STATEMENT
                         SPECIAL MEETING OF STOCKHOLDERS

                                  ------------

          This Proxy Statement is being furnished to holders of shares of common stock, par value $0.1875 per share (the "Common Stock"), including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 20, 1996, as amended, between Nalco Chemical Company and First Chicago Trust Company of New York as Rights Agent (the "Rights") and Series B ESOP Convertible Preferred Stock, par value $1.00 per share (the "ESOP Preferred Stock" and, together with the Common Stock, the "Shares" and holders of such Shares, "Holders") of Nalco Chemical Company, a Delaware corporation ("Nalco", "we", or "us") in connection with the solicitation of proxies by our Board of Directors (the "Board of Directors" or the "Board") for use at the Special Meeting of Shareholders to be held on [__], [__], 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, and at any adjournments or postponements thereof (the "Special Meeting"). The Board of Directors has fixed the close of business on November 19, 1999, as the record date (the "Record Date") for the Special Meeting with respect to this solicitation.

         At the Special Meeting, Holders will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger among Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France ("Suez Lyonnaise"), H2O Acquisition Co., a Delaware corporation and wholly owned subsidiary of Suez Lyonnaise ("H2O"), and Nalco dated as of June 27, 1999 (the "Merger Agreement"), and the Merger (as defined below) contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A. Pursuant to the Merger Agreement and subject to the satisfaction of certain conditions set forth therein, (i) H2O will be merged with and into Nalco (the "Merger"), (ii) each outstanding share of Common Stock, including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 20, 1996, as amended, between us and First Chicago Trust Company of New York as Rights Agent (the "Rights") (other than shares of Common Stock held in treasury, held by Suez Lyonnaise des Eaux, H2O or any other subsidiary of Suez Lyonnaise and other than dissenting shares), will be converted into the right to receive an amount in cash equal to $53.00 without interest thereon, (iii) each outstanding share of our Series B ESOP Convertible Preferred Stock, par value $1.00 per share (the "ESOP Preferred Stock", and together with the Common Stock and the Rights, the "Shares") (other than shares of ESOP Preferred Stock held in treasury, by Suez Lyonnaise des Eaux, H2O or any other subsidiary of Suez Lyonnaise), will be converted into the right to receive an amount in cash equal to $1,060.00 without interest thereon ((ii) and (iii) each, as applicable, the "Merger Consideration"), and (iv) each Share issued and outstanding and owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise will cease to be outstanding, will be canceled and retired without payment of any consideration therefore and will cease to exist.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition by Suez Lyonnaise of the entire equity interest in Nalco. The first step was a tender offer (the "Offer") commenced by H2O on July 1, 1999 for all of the outstanding shares of our Common Stock and our ESOP Preferred Stock at a price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock, net to the seller in cash, without interest thereon (the "Offer Price"). Pursuant to the Offer, which expired on November 8, 1999, H2O accepted for payment 66,195,851.711 shares (including 907,700 shares tendered pursuant to notices of guaranteed delivery) of Common Stock (or approximately 96.8% of the Common Stock outstanding) and 346,606.379 shares of ESOP Preferred Stock (or 100% of the ESOP Preferred Stock outstanding). On a fully diluted basis, this represents approximately 97.1% of all Shares outstanding on the Record Date. In accordance with the Merger Agreement, Suez Lyonnaise intends to cause H2O to vote in favor of the Merger and to merge with and into Nalco, and all Shares (other than Shares owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise, or Shares held by Nalco as treasury stock, or by stockholders, if any, of Nalco who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law), will be converted into the right to receive the appropriate Merger Consideration.

         OUR BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS VOTE THEIR SHARES "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

         H2O owns an aggregate of 73,127,979.291 Shares, representing, on a fully diluted basis, approximately 97.1% of all Shares outstanding on the Record Date. Because the approval of the Holders of at least a majority of all outstanding Shares is sufficient to approve and adopt the Merger Agreement and approve the Merger, H2O can cause the Merger to occur without the affirmative vote of any other stockholder. Suez Lyonnaise and H2O have agreed pursuant to the Merger Agreement to vote all their Shares in favor of approval and adoption of the Merger Agreement and approval of the Merger. However, one of the anti-takeover provisions of our Restated Certificate of Incorporation requires that this proxy solicitation be mailed to all stockholders.

         Shareholders are urged to read and consider carefully the information contained in this Proxy Statement and to consult with their personal financial and tax advisors.

         This Proxy Statement, the accompanying Notice of Special meeting and the accompanying proxy are first being mailed to Holders on or about November __, 1999.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOUR PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 ---------------

             The date of this Proxy Statement is November __, 1999.

                                 ---------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF NALCO SINCE THE DATE HEREOF.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   With whom are we merging?

A: H2O will merge into us. H2O is an indirect, wholly owned subsidiary of Suez Lyonnaise des Eaux, a societe anonyme organized and existing under the laws of the Republic of France. As a result of the proposed merger, subsidiaries of Suez Lyonnaise will own all of our stock.

Q:   What will I receive in the merger?

A: Our stockholders (other than stockholders who perfect their appraisal rights) will be entitled to receive $53.00 in cash, without interest, for each of their shares of our common stock or $1,060.00 in cash, without interest, for each of their shares of our Series B ESOP Convertible Preferred Stock.

Q: Why is the Board of Directors recommending that I vote to approve the Merger and approve and adopt the Merger Agreement?

A: In the opinion of the Board of Directors, the terms and provisions of the Merger Agreement and the Merger are advisable and in the best interests of Nalco and our stockholders. To review the background of and reasons for the Merger, see pages ___ to ___.

Q: How many votes are required to approve the Merger and approve and adopt the Merger Agreement?

A: The affirmative vote of the holders of a majority of all outstanding shares of our common stock as of the record date is required to approve the Merger and approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger. Suez Lyonnaise, through H2O, already owns such a majority of shares pursuant to a tender offer, and intends to vote in favor of the Merger. Thus, its passage is assured without the vote of any other stockholder.

Q:   Why is my proxy being solicited?

A: One of the anti-takeover provisions in our Restated Certificate of Incorporation requires this solicitation be mailed to our stockholders, as well as ensuring that a fair price is paid in an acquisition.

Q:   If I am a stockholder, what do I need to do now?

A: After you read and consider carefully the information contained in this Proxy Statement, please fill out, sign and date your proxy card and mail it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at the Special Meeting.

Q:   What rights do I have if I oppose the Merger?

A: Stockholders who oppose the Merger may dissent from the Merger and seek to receive the fair value of their shares but only if they comply with the procedures of Delaware law explained on page ___.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Yes, if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: Can I change my vote or revoke my proxy after I have mailed my signed proxy card?

A: Yes, you can change your vote at any time before your vote is counted at the Special Meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must timely submit your notice of revocation or your new proxy card to us. If you have instructed a broker to vote your Shares, you must follow directions received from your broker to change your vote. Third, you may attend the Special Meeting and vote your Shares.

Q:   Should I send in my stock certificate now?

A: No. Shortly after the Merger, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to our paying agent.

Q:   When do you expect the Merger to be completed?

A: We are working towards completing the Merger as soon as possible. For the Merger to occur, it must be approved by our stockholders. If the stockholders approve the Merger, we expect to complete the Merger on the date of the Special Meeting. We expect to mail letters of transmittal for stockholders to submit their Shares for payment shortly after the date of the Special Meeting.

Q:   What are the tax considerations of the Merger?

A: The receipt of cash by a stockholder in exchange for common stock surrendered in the merger or upon the exercise of dissenters rights will, in each case, constitute a taxable transaction for U.S. federal income tax purposes and also may be a taxable transaction under state, local, foreign and other tax laws. To review the tax considerations of the Merger in greater detail, see page ____.

                     Who Can Help Answer My Other Questions?
         If you have more questions about the merger, you should contact
                                White & Case LLP
                           155 Avenue of the Americas
                            New York, New York 10036
                          Attn: Daniel J. Kessler, Esq.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE


         The statements contained or incorporated by reference in this Proxy Statement which are not historical facts are forward-looking statements that involve risks and uncertainties. We wish to caution you that these forward-looking statements, such as our outlook for readiness, expected costs and contingency planning regarding year 2000 issues, future cash requirements, capital expenditures, and projections of our future results of operations, are only predictions or expectations and actual events or results may differ materially as a result of risks facing us. These risks include, but are not limited to, customer demand for our products and services, the overall level of economic activity in our major markets, competitors' actions, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel and other risks that may be described in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 1998 and Forms 10-Q for the quarters ended September 30, 1999.

                                     SUMMARY

         The following is a summary of material information contained elsewhere in this Proxy Statement. This Summary is not intended to be a complete description and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement or incorporated by reference in this Proxy Statement or in the documents attached as Appendices hereto. Each Holder is urged to give careful consideration to all the information contained in this Proxy Statement and the Appendices before voting.

The Special Meeting

         Matters To Be Considered at the Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m. on [__], [__], 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. At the Special Meeting, Holders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and approve the Merger and (ii) such other matters as may properly be brought before the Special Meeting. See "THE SPECIAL MEETING--Matters To Be Considered At The Special Meeting" and "OTHER MATTERS".

          Record Date and Voting. The Record Date for the Special Meeting is the close of business on November 19, 1999. At the close of business on the Record Date, there were outstanding [__] shares of Common Stock, each of which is entitled to one vote, and no shares of ESOP Preferred Stock, held by approximately [__] Holders of record. The presence, either in person or by proxy, of a majority of the outstanding shares of Common Stock and ESOP Preferred Stock (each share of ESOP Preferred Stock counting as twenty shares of Common Stock) entitled to be voted is necessary to constitute a quorum at the Special Meeting. Abstentions (including broker non-votes) are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum has been achieved. See "THE SPECIAL MEETING--Record Date and Voting."

         Vote Required; Revocability of Proxies. Approval and adoption of the Merger Agreement and approval of the Merger will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and ESOP Preferred Stock, voting together as a single class, entitled to vote thereon.

         The required vote on the Merger Agreement and the Merger is based upon the total number of outstanding shares of Common Stock and shares of Common Stock into which shares of ESOP Preferred Stock may be converted. The failure to submit a proxy card (or vote in person at the Special Meeting) or the abstention from voting by a Holder (including broker non-votes) will have the same effect as a vote "AGAINST" approval and adoption of the Merger Agreement and approval of the Merger. See "THE SPECIAL MEETING--Vote Required; Revocability of Proxies".

         The presence of a Holder at the Special Meeting will not automatically revoke such Holder's proxy. However, a Holder may revoke a proxy at any time prior to its exercise by (i) delivering to Suzzanne Gioimo, Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

          Accountants. Representatives of PricewaterhouseCoopers LLP, our principal accountants for the current year and for the most recently completed fiscal year, are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Solicitation of Proxies

         We will bear the costs of soliciting proxies from Holders. In addition to soliciting proxies by mail, our directors, officers and employees, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. See "THE SPECIAL MEETING--Solicitation of Proxies".

Appraisal Rights

         Under the DGCL, holders of shares of Common Stock who do not vote in favor of approval and adoption of the Merger Agreement and approval of the Merger and who otherwise comply with the requirements of DGCL Section 262 will be entitled to statutory appraisal rights (such shares collectively referred to as the "Dissenting Shares"). See "THE SPECIAL MEETING--Appraisal Rights" and DGCL Section 262, which is attached hereto as Appendix B.

Parties to the Merger.

         Nalco Chemical Company. We manufacture and market specialty water treatment and process chemicals and services worldwide. We serve customers in steelmaking, pulp and papermaking, mining and mineral processing, automotive, metalmaking, oil refining and petroleum, power generation, food and beverage, light industrial, hospitals, and office buildings in more than 120 countries. See "PARTIES TO THE MERGER--Nalco Chemical Company".

         Suez Lyonnaise des Eaux. Suez Lyonnaise, a societe anonyme organized and existing under the laws of the Republic of France, operates private infrastructure services in more than 120 countries, providing electricity and natural gas, waste treatment, communications services, and water services and maintains interests mainly in construction and capital investments. Suez Lyonnaise des Eaux was formed from the 1997 merger of Compagnie de Suez (builder of the Suez Canal) and Lyonnaise des Eaux. See "PARTIES TO THE MERGER--Suez Lyonnaise des Eaux".

         H2O Acquisition Co. H2O, a newly incorporated Delaware corporation, has not conducted any business other than in connection with the Offer and the Merger Agreement. All of the issued and outstanding shares of H2O are beneficially owned by subsidiaries of Suez Lyonnaise. Pursuant to the terms of the Merger Agreement, at the Effective Time, H2O would be merged with and into Nalco, with Nalco continuing as the Surviving Corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise. See "PARTIES TO THE MERGER--H2O Acquisition Co.".

Recommendation of the Board of Directors; Reasons for the Merger

         Our Board of Directors has determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger are fair to and in the best interests of our shareholders and has unanimously approved the Merger Agreement and the Merger. Accordingly, the Board unanimously recommends that Holders vote "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

         In determining to approve and adopt the Merger Agreement and approve the Merger and to recommend that shareholders approve and adopt the Merger Agreement and approve the Merger, the Board of Directors considered a number of factors, as more fully described under "THE MERGER--Background of the Merger" and "--Reasons for the Merger".

Opinion of Financial Advisor

         On June 27, 1999, Goldman, Sachs & Co., financial advisor to Nalco ("Goldman"), delivered its oral opinion, subsequently confirmed in writing, to our Board of Directors that, as of the date of such opinion, the $53.00 per share of Common Stock in cash to be received by the holders of Common Stock in the Offer and the Merger is fair from a financial point of view to such holders.

         The full text of Goldman's opinion, which sets forth assumptions made, procedures followed, matters considered and limits on the reviews undertaken, is attached as Exhibit C to this Proxy Statement, and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. See "THE MERGER--Opinion of Financial Advisor" and the opinion, a copy of which is attached hereto as Appendix C.

The Merger Agreement

         Subject to the  provisions  of the Merger  Agreement,  at the Effective
Time: (i) H2O will be merged with and into us, (ii) each outstanding share of our Common Stock (other than shares of Common Stock held by any of our subsidiaries, held in treasury, held by Suez Lyonnaise, H2O or any other subsidiary  of  Suez  Lyonnaise  and  other  than  Dissenting  Shares),  will be converted into the right to receive an amount in cash equal to $53.00 without interest thereon, (iii) each outstanding share of our ESOP Preferred Stock (other than shares of ESOP Preferred Stock held by any of our subsidiaries, in treasury, or by Suez Lyonnaise des Eaux, H2O or any other subsidiary of Suez Lyonnaise), will be converted into the right to receive an amount in cash equal to $1,060.00 without interest thereon, and (iv) each Share issued and outstanding and owned by Suez Lyonnaise, H2O or any other subsidiary of Suez Lyonnaise will cease to be outstanding, will be canceled and retired without payment of any consideration therefore and will cease to exist, and no consideration will be delivered in exchange therefor. See "THE MERGER AGREEMENT--Effective Time" and "--The Merger".

         Consummation of the Merger is subject to various conditions, including, among others, (i) the approval and adoption of the Merger Agreement by the requisite vote of the Holders, (ii) completion or receipt of any review or approval required by governmental authorities in countries in which we or any of our subsidiaries have operations material to us and any of our subsidiaries, taken as a whole; and (iii) the absence of any injunction or other order preventing consummation of the Merger.

Termination

         The Merger Agreement may be terminated and the Merger and other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding any approval or adoption by our stockholders by mutual written consent duly authorized by the boards of directors of Suez Lyonnaise, H2O and Nalco.

Regulatory Approvals

         The obligation of each of Suez Lyonnaise and Nalco to consummate the Merger is conditioned upon the expiration of the applicable HSR Act waiting period and the approval of the Commission of the European Union. As of the date of this Proxy Statement, and as a condition to the purchase of the Shares pursuant to the Offer, all applicable regulatory agencies have approved the Merger. See "THE MERGER--Regulatory Approvals".

Financing of the Merger

         The total amount of funds required by Suez Lyonnaise to purchase all the outstanding Shares pursuant to the Merger and to pay related fees and expenses associated with the Merger would be approximately $4.1 billion. See "FINANCING OF THE MERGER".

Interests of Certain Persons in the Merger

         Certain of our employee-directors have entered into letter agreements relating to the terms of their employment following the consummation of the Merger. See "THE MERGER--Interests of Certain Persons in the Merger".

U.S. Federal Income Tax Consequences

         The Merger will be a taxable transaction to Holders. Holders will recognize gain or loss in the Merger in an amount determined by the difference between the Merger Consideration received and their tax basis in the Shares exchanged therefor. For further information, see "MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS".

Security Ownership of Management and Certain Beneficial Owners

         As of November 9, 1999, the directors and executive officers of Nalco beneficially owned no Shares. 97.1% of the Shares were beneficially owned by Suez Lyonnaise through H2O pursuant to the Offer, and Suez Lyonnaise intends to vote its Shares for the approval and adoption of the Merger Agreement and approval of the Merger. See "SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS".

Market Prices of Common Stock

         The Common Stock is listed on both the NYSE and the Chicago Stock Exchange under the name "Nalco Chemical Company" and traded under the symbol "NLC". On June 23, 1999, the day before the public announcement that Nalco was in talks about a possible business combination transaction, the reported closing sale price of the Common Stock on the NYSE was $37 1/4 per share. On June 25, 1999, the last full trading day prior to the public announcement of the Offer, the reported closing sale price of the Common Stock on the NYSE was $42 1/2 per share. On June 30, 1999, the last full trading day prior to the date of the Offer, the reported closing sale price of the Common Stock on the NYSE was $51 7/8 per share. On November 8, 1999, the last full trading day prior to the expiration of the Offer, the reported closing sale price per share of Common Stock on the NYSE was $__ per share. For additional information concerning historical market prices of the Common Stock, see "THE PARTIES TO THE TRANSACTION--Nalco Chemical Company--Comparative Market Price Data".

Selected Consolidated Financial Data

         Certain selected historical financial data of Nalco are set forth under "THE PARTIES TO THE TRANSACTION--Nalco Chemical Company--Summary Consolidated Financial Information". Those data should be read in conjunction with the financial statements and related notes incorporated by reference in this Proxy Statement. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

                               THE SPECIAL MEETING

Matters to be Considered at the Special Meeting

         Each copy of this Proxy Statement mailed to Holders is accompanied by a proxy card furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting. The Special Meeting is scheduled to be held at 10:00 a.m., on [__], [__], 1999, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036. At the Special Meeting, Holders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement and approve the Merger and (ii) such other matters as may properly be brought before the Special Meeting.

         On June 27, 1999, our Board of Directors (one director not being present) unanimously (i) determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of our stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, (iii) recommended that our stockholders accept the Offer, approve the Merger, and approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) approved an amendment to the Rights Plan, rendering it inapplicable to the Offer and the Merger.

         ACCORDINGLY, OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER. See "THE MERGER--Background of the Merger" and "--Reasons for the Merger."

         SHAREHOLDERS ARE REQUESTED PROMPTLY TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

Record Date and Voting

          The Board of Directors has fixed the close of business on November 19, 1999, as the Record Date for the determination of the holders of Shares entitled to notice of and to vote at the Special Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were [__] shares of Common Stock and [__] shares of ESOP Preferred Stock outstanding and entitled to vote at the Special Meeting, held by approximately [__] shareholders of record.

         Each holder of Common Stock on the Record Date will be entitled to one vote for each share held of record and each holder of ESOP Preferred Stock on the Record Date will be entitled to twenty votes for each share held of record. The presence, in person or by proxy, of a majority of the outstanding Shares entitled to be voted at the Special Meeting is necessary to constitute a quorum thereat. Abstentions (including broker non-votes) will be included in the calculation of the number of votes represented at the Special Meeting for purposes of determining whether a quorum has been achieved.

         If the enclosed proxy card is properly executed and received by Nalco in time to be voted at the Special Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Executed proxies with no instructions indicated thereon will be voted "FOR" approval and adoption of the Merger Agreement and approval of the Merger.

         The Board of Directors is not aware of any matters other than that set forth in the Notice of Special Meeting of Shareholders that may be brought before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors, except that Shares represented by proxies which have been voted "against" the Merger Agreement and the Merger will not be used to vote "for" postponement or adjournment of the Special Meeting for the purpose of allowing additional time for soliciting additional votes "for" the Merger Agreement and the Merger. See "--Vote Required; Revocability of Proxies" and "OTHER MATTERS".

         SHAREHOLDERS SHOULD NOT FORWARD ANY CERTIFICATES WITH THEIR PROXY CARDS. IN THE EVENT THE MERGER IS CONSUMMATED, CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL, WHICH WOULD BE SENT TO SHAREHOLDERS BY FIRST CHICAGO, IN ITS CAPACITY AS THE PAYING AGENT, AS SOON AS REASONABLY PRACTICABLE AFTER THE EFFECTIVE TIME.

Vote Required; Revocability of Proxies

         The affirmative vote of holders of a majority of the outstanding Shares entitled to vote thereon is required to approve and adopt the Merger Agreement.

         Because the required vote of Holders on the Merger Agreement and the Merger is based upon the total number of outstanding Shares, the failure to submit a proxy card (or to vote in person at the Special Meeting) or the abstention from voting by a Holder (including broker non-votes) will have the same effect as a vote "against" approval and adoption of the Merger Agreement and approval of the Merger.

         The presence of a Holder at the Special Meeting will not automatically revoke such Holder's proxy. However, a Holder may revoke a proxy at any time prior to its exercise by (i) delivering to Suzzanne Gioimo, Secretary, Nalco Chemical Company, One Nalco Center, Naperville, Illinois, 60563, a written notice of revocation prior to the Special Meeting, (ii) delivering prior to the Special Meeting a duly executed proxy bearing a later date or (iii) attending the Special Meeting and voting in person.

         Because the 97.1% interest of Suez Lyonnaise will be present and voted in favor of the proposal, the presence of a quorum is guaranteed and passage of the proposal is assured without the vote of any other stockholder. This proxy solicitation is being conducted because one of the anti-takeover provisions of our Certificate of Incorporation requires it. For additional information regarding the conditions of each parties' obligation to effect the merger see "THE MERGER AGREEMENT--Conditions to Consummation of the Merger".

         No vote of the shareholders of Suez Lyonnaise is required in connection with the Merger Agreement or the Merger. The obligations of Nalco and Suez Lyonnaise to consummate the Merger are subject, among other things, to the condition that the Holders approve and adopt the Merger Agreement and approve the Merger. See "THE MERGER AGREEMENT--Conditions to the Merger."

Solicitation of Proxies

         We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of Shares such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or telegraph, by our officers and regular employees. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services.

Procedures for Exchange of Certificates

         As  soon  as  practicable   after  the  Effective  Time,  a  letter  of
transmittal and instructions for surrendering stock certificates evidencing shares of Common Stock will be mailed to each holder of Common Stock for use in exchanging such holder's stock certificates for the Merger Consideration to which such holder is entitled as a result of the Merger. STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES WITH THEIR PROXY CARDS. Stockholders should follow the procedures described in "THE MERGER-- Procedures for Exchange of Certificates."

                         THE PARTIES TO THE TRANSACTION

Nalco Chemical Company.

        We manufacture and market specialty water treatment and process chemicals and services worldwide. We serve customers in steelmaking, pulp and papermaking, mining and mineral processing, automotive, metalmaking, oil refining and petroleum, power generation, food and beverage, light industrial, hospitals, and office buildings in more than 120 countries. Our principal executive offices are located at One Nalco Center, Naperville, Illinois 60563, and the telephone number is (630) 305-1000.

Comparative Market Price Data

         Until recently, the primary market for the Common Stock was the New York Stock Exchange. In addition, the Common Stock is listed and traded on the Chicago Stock Exchange. The ticker symbol for the Common Stock is "NLC". The following table sets forth, for the periods indicated, the high and low sales prices per share of Common Stock on the New York Stock Exchange as reported by the Dow Jones News Service:

                                                 High               Low

        1997:
        Quarter ended 12/31/97...........      $42 7/16           37 13/16

        1998:
        Quarter ended 3/31/98............       40 5/8            37 1/2
        Quarter ended 6/30/98............       40 7/8            34 7/16
        Quarter ended 9/30/98............       36 1/8            28 1/16
        Quarter ended 12/31/98...........       34 5/16           28 3/8

        1999:
        Quarter ended 3/31/99............       30 15/16          26
        Quarter ended 6/30/99............       51 7/8            26 3/4
        Quarter ended 9/30/99............     [______]           [______]
        ------------------------


         On June 23, 1999, the day before we announced that we were in talks about a possible business combination transaction, the reported closing sales price of the Common Stock on the New York Stock Exchange was $37 1/4 per share of Common Stock. On June 25, 1999, the last full trading day prior to the public announcement of the Offer, the reported closing sales price of the Common Stock on the New York Stock Exchange was $42 1/2 per share of Common Stock. On November 8, 1999, the last trading day prior to the expiration of the Offer, the last reported sales price of the Common Stock on the New York Stock Exchange was $_____ per share. Holders of Common Stock are encouraged to review current share prices.


Dividends

Since February 1, 1997, we have paid the following cash dividends (and no common stock dividends) to holders of record of our common stock:

                                                              Dividend Amount
        1996:
        Quarter ended 12/31/96........................            $0.25
        1997:
        Quarter ended 3/31/97.........................            $0.25
        Quarter ended 6/30/97.........................            $0.25
        Quarter ended 9/30/97.........................            $0.25
        Quarter ended 12/31/97........................            $0.25
        1998:
        Quarter ended 3/31/98.........................            $0.25
        Quarter ended 6/30/98.........................            $0.25
        Quarter ended 9/30/98.........................            $0.25
        Quarter ended 12/31/98........................            $0.25
        1999:
        Quarter ended 3/31/99.........................            $0.25
        Quarter ended 6/30/99.........................            $0.25
        Quarter ended 9/30/99.........................            $0.25


 Summary Consolidated Financial Information

         Set forth below is certain summary historical consolidated financial information of Nalco and our subsidiaries. The historical financial information (other than the ratios of earnings to fixed charges) was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Annual Report"), and from the unaudited summary consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended June 30, 1999 and June 30, 1998 (the "Quarterly Reports"), and other information and data contained in the 1998 Annual Report and the Quarterly Reports. More comprehensive financial information is included in such reports and the financial information which follows is qualified in its entirety by reference to, and should be read in conjunction with, such reports and all of the financial statements and related notes contained therein, copies of which may be obtained as set forth below under the caption "AVAILABLE INFORMATION."


                             Nalco Chemical Company

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                      ($ in millions except per share data)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Six Months
Statement of Operations:                                       Year Ended December 31,                             Ended June 30,
--------------------------------------- -------------------------------------------------------------------- -----------------------
                                          1994           1995           1996           1997           1998        1998      1999
                                                                                                                         (unaudited)
Revenues............................... $1,246.8       $1,214.5       $1,303.5       $1,433.7       $1,573.5     $770.1    $794.7

Operating costs and expenses:
   Cost of products sold...............    543.7          531.3          568.6          629.6          714.1      346.1     358.1
   Selling, administrative and             498.8          477.7          518.2          561.4          618.0      302.4     309.7
      research.........................
   Cost reduction program..............                                                     -          180.0          -         -
                                        --------       --------       --------       --------       --------     ------    ------
   Total operating costs and expenses..  1,110.7        1,009.0        1,086.8        1,191.0        1,512.1      648.5     667.8

Operating income (loss)................    136.1          205.5          216.7          242.7           61.4      121.6     126.9
   Interest and investment income......     16.6            7.2            2.6            0.7            2.4        0.7      20.5
   Interest expense....................    (21.8)         (16.2)         (14.4)         (15.3)         (26.5)     (11.8)    (16.0)
   Equity in earnings of partnership...      6.9           16.9           24.5           28.2           22.6       14.9       8.5

Earnings from Continuing Operations
   Before Income Taxes.................    137.8          213.4          229.4          256.3           59.9      125.4     139.9
Income tax (expense)/benefit...........     64.6           77.7           83.5           92.9           22.0       45.4      48.5
                                        --------       --------       --------       --------       --------     ------    ------
Earnings from Continuing Operations....     73.2          135.7          145.9          163.4           37.9          -         -
Earnings from Discontinued Operations..     23.9           18.0            8.6              -              -          -         -
Cumulative Effect of Change in
   Accounting for Business Process
   Reengineering Costs, Net of Taxes...        -              -              -           (4.5)             -          -         -
                                        --------       --------       --------       --------       --------     ------    ------
   Net Earnings.........................  $ 97.1        $ 153.7        $ 154.5        $ 158.9         $ 37.9     $ 80.0    $ 91.4
                                        ========       ========       ========       ========       ========     ======    ======
Per Share of Common Stock
Earnings from Continuing
   Operations - Diluted.................  $ 0.88         $ 1.71         $ 1.86         $ 2.10         $ 0.40     $ 1.04    $ 1.21
Discontinued Operations.................     .31            .24            .11              -              -          -         -
Accounting Change.......................       -              -              -           (.06)             -          -         -
                                        --------       --------       --------       --------       --------     ------    ------
Net Earnings............................    1.19           1.95           1.97           2.04            .40       1.04      1.21
                                        ========       ========       ========       ========       ========     ======    ======
Cash Dividends Paid.....................    .945            .99           1.00           1.00           1.00       0.50      0.50


                                                                                                                     Six Months
Statement of Operations:                                       Year Ended December 31,                             Ended June 30,
--------------------------------------- -------------------------------------------------------------------- -----------------------
                                          1994           1995           1996           1997           1998        1999 (unaudited)

Consolidated Balance Sheet Data:
   Working Capital......................  $ 87.8         $ 14.2         $ 95.5        $ 153.4        $ 126.3           $ 37.2
   Property, plant and equipment, net...   523.9          520.0          522.0          492.5          517.3            485.7
   Total assets......................... 1,269.2        1,360.5        1,394.5        1,440.9        1,650.7          1,668.8
   Long-term Debt.......................   245.3          221.5          252.6          335.3          496.2            510.1
   Deferred Income Taxes................    56.8           53.3           42.9           37.2           15.6             29.1
   Total Shareholders' Equity...........   544.2          580.3          654.5          652.7          585.9            649.8


Certain Projections of Future Operating Results

         Prior to entering into the Merger Agreement, Suez Lyonnaise conducted a due diligence review of Nalco and in connection with such review received certain non-public information provided by us, including certain projected financial data (the "Projections") for the year ending December 31, 1999. We do not in the ordinary course publicly disclose projections and the Projections were not prepared with a view to public disclosure. We have advised Suez Lyonnaise and H2O that the Projections were prepared by our management based on numerous assumptions including, among others, projections of revenues, operating income, benefits and other expenses, depreciation and amortization and capital expenditure. The Projections do not give effect to the Offer, the Merger, expenditure requirements or the potential combined operations of us and Suez Lyonnaise. Such information is set forth below in this Proxy Statement for the limited purpose of giving Holders access to financial projections prepared by our management that were made available to Suez Lyonnaise and H2O in connection with the Merger Agreement and the Offer.

                             Nalco Chemical Company
                     Selected 1999 Projected Financial Data
                 (In Millions of Dollars Except Per Share Data)

                                    Second     Third     Fourth      Total
                                     Qtr        Qtr        Qtr       Year
                                    -----      -----      -----      -----
Net Sales...........................408.8      423.0      418.7    1,645.7
Cost of Products Sold...............184.3      192.7      190.7      747.7
                                    -----      -----      -----      -----
Gross Earnings......................224.5      230.3      228.0      898.0
                                    -----      -----      -----      -----
Total Operating Expenses............133.4      135.9      137.5      535.6
                                    -----      -----      -----      -----
Operating Earnings.................. 68.5       69.5      64.6       267.4
                                     ----       ----      ----       -----
Earnings Before Taxes............... 64.6       65.6      61.8       253.1
    Income Taxes.................... 23.1       23.5      22.1        90.6
                                     ----       ----      ----       -----
Net Earnings........................ 41.5       42.1      39.7       162.5
                                     ====       ====      ====       =====
Earnings Per Share..................$0.55      $0.56      $0.52      $2.15


Suez Lyonnaise des Eaux

         Suez Lyonnaise, a societe anonyme organized and existing under the laws of the Republic of France, operates private infrastructure services in more than 120 countries, providing electricity and natural gas, waste treatment, communications services, and water services and maintains interests mainly in construction and capital investments. Suez Lyonnaise des Eaux was formed from the 1997 merger of Compagnie de Suez (builder of the Suez Canal) and Lyonnaise des Eaux. The principal executive offices of Suez Lyonnaise are located at 1, rue d'Astorg, 75008 Paris, France and the telephone number is 011-33-1-40-06-64-00. As a result of the acceptance and purchase of Shares pursuant to the Offer, Suez Lyonnaise indirectly owns approximately 97.1% of our outstanding Common Stock. In addition, pursuant to the Merger Agreement, Suez Lyonnaise may designate all of the members of our Board of Directors.

H2O Acquisition Co.

         H2O Acquisition Co. is an indirect, wholly owned subsidiary of Suez Lyonnaise and has been formed solely for the purpose of the Merger. As of the date hereof, and as a result of the Offer, H2O owns 97.1% of our outstanding capital stock. H2O has not engaged in any business activity unrelated to the Offer and the Merger. The principal executive offices of H2O are located care of Suez Lyonnaise des Eaux, 1, rue d'Astorg, 75008 Paris, France and the telephone number is 011-33-1-40-06-64-00.

                                   THE MERGER

         Under the Merger Agreement, H2O will merge with and into Nalco and the separate corporate existence of H2O will cease, and we will be the Surviving Corporation in the Merger (the "Surviving Corporation").

         Each share of our Common Stock outstanding immediately prior to the Effective Time (other than (i) any such shares which are held by any of our subsidiaries, in our treasury, or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including
H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger, and (ii) shares of our Common Stock as to which appraisal rights have not been forfeited under the Delaware General Corporation Law (the "DGCL"), if effective notice of exercise of appraisal rights with respect to such shares under Section 262 of the DGCL was required and given prior to the Effective Time ("Dissenting Shares")) will be canceled and will be converted into the right to receive an amount in cash equal to $53.00, without interest thereon. Holders of Dissenting Shares ("Dissenting Stockholders") will be entitled to receive from the surviving corporation in the Merger a cash payment in the amount of the "fair value" of such shares, determined in the manner provided in Section 262 of the DGCL. See "THE MERGER--Rights of Dissenting Stockholders".

         Each of our stock options issued and outstanding at the Effective Time will be converted into the right to receive a cash payment equal to the difference between $53.00 and the exercise price of such options.

         Each share of ESOP Preferred Stock outstanding at the Effective Time (other than shares of ESOP Preferred Stock which are held by any of our subsidiaries or in our treasury, or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including
H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger) will be canceled and will be converted into the right to receive an amount in cash equal to $1,060.00, without interest thereon.

         Suez Lyonnaise has informed us that it intends to fund payment of the Merger Consideration through existing cash, marketable securities and available credit lines.

         The Merger is not contingent on any financing. Upon consummation of the Merger, each outstanding share of H2O's common stock will be converted into one share of common stock of the Surviving Corporation. After the Merger, Suez Lyonnaise, through wholly owned subsidiaries, will own 100% of the outstanding shares of common stock, par value $0.01 per share, of the Surviving Corporation. For a detailed discussion of provisions contained in the Merger Agreement see "THE MERGER AGREEMENT."

Background of the Merger

         We undertook an exploration of our strategic alternatives beginning in the first quarter of 1999. During meetings from March 23 to April 5, 1999, Goldman presented our management with a description of strategic alternatives and a list of various entities that it considered to be potentially suitable strategic partners.

         On April 5, 1999, representatives of Goldman and the Company met to consider further the list of potential strategic partners in greater detail. At this meeting, we and Goldman identified a select group of companies that we considered suitable candidates for initial contact.

         On April 9, 1999, a Goldman representative contacted Mr. Christian Maurin, the Chairman of Degremont, a wholly owned subsidiary of Suez Lyonnaise, and advised him that we were in the process of considering various strategic options that could ultimately include a role for Degremont. As a result, representatives of us and Degremont participated in a meeting the following week. This meeting was held in Paris and attended by, among others, Mr. W. Steven Weeber, our Vice Chairman and Executive Vice President, Mr. Maurin, Mr. Pascal Remy, Executive Vice President of Degremont, Mr. Charles Dupont, Chief Executive Officer of Degremont, and representatives of Goldman. At the meeting, we advised we were still in the process of considering various strategic options, including a possible sale of Nalco. The parties also discussed Degremont's potential suitability as a strategic partner with us.

         Degremont entered into a confidentiality agreement, dated as of April 13, 1999, with us and was subsequently provided with background information relating to us and our operations.

         Between  the dates of April 6 and  April 26,  1999,  we  directly,  and through Goldman, contacted six other entities that were considered as potentially suitable strategic partners. Each of these six entities was advised of the fact that we were considering various strategic options. As a result of this initial contact, five of the six entities approached by us and Goldman expressed a desire to consider further a possible transaction with us. Two of these five entities entered into confidentiality agreements with us, which agreements included standstill provisions, and were permitted an opportunity to review background information relating to us and our affiliates. Discussions with these entities did not produce any firm proposals to acquire Nalco.

         On April 21, 1999, senior representatives of each of Degremont, Suez Lyonnaise and Nalco met in Chicago, Illinois. The meeting was attended by, among others, Mr. Edward J. Mooney, our Chairman and Chief Executive Officer, and Goldman representatives. We and Goldman representatives answered questions raised by the representatives of Suez Lyonnaise, Degremont and J.P. Morgan, Suez Lyonnaise's and Degremont's financial advisor.

         On April 27, 1999, Mr. Maurin sent a letter to Mr. Mooney advising us of Degremont's interest in acquiring the company in a cash transaction. At its regularly scheduled meeting of April 28, 1999, our Board of Directors was advised of (i) Degremont's interest in acquiring Nalco and (ii) developments relating to the various other entities with whom confidentiality agreements had been signed.

         On May 2, 1999, Goldman sent a letter to Degremont requesting that Degremont indicate an approximate purchase price at which it would be willing to acquire Nalco. On May 10, 1999, Degremont provided us with a preliminary non-binding proposal in which it (i) reiterated its interest in acquiring Nalco and (ii) indicated a potential purchase price in the range of $43.00-$49.00 per share of Common Stock. We were advised that this preliminary proposal was subject to Degremont's due diligence review of Nalco. During the evening of May 10, a representative of Goldman advised Mr. Maurin and Mr. Remy that there would be no further discussions if the proposed purchase price remained in that range ($43.00-$49.00).

         On May 12, 1999, Mr. Maurin and Mr. Mooney, in a telephone conversation, agreed to meet to discuss a possible transaction between the parties. On May 17 and May 18, 1999, senior representatives of Degremont, Suez Lyonnaise, and us participated in meetings in Paris. At these meetings, the participants discussed various issues relating to a possible transaction among the parties, including potential synergies between the companies.

         On May 25, 1999, Degremont sent a further non-binding proposal relating to a potential cash acquisition of Nalco at a purchase price of $52.00 per share of Common Stock. This offer represented a premium of 53% over our then-current market price and a premium of 66% over our three-month weighted average market price. Shortly thereafter, Mr. Mooney and Mr. Maurin had a telephone conversation during which Mr. Mooney advised Mr. Maurin that our Board of Directors would be meeting on June 5, 1999 to consider, among other things, Degremont's non-binding proposal to acquire Nalco and the status of discussions with other entities.

         Following our Board of Directors' meeting, Mr. Mooney had a telephone conversation with Mr. Maurin on June 7, 1999 during which he advised Mr. Maurin that, although our Board of Directors appreciated Degremont's most recent offer and considered it to be a serious proposal, the purchase price remained insufficient.

         On June 9, 1999, Mr. Maurin and Mr. Mooney had a further telephone conversation during which they reached an agreement, subject to the favorable negotiation of a definitive merger agreement, whereby Degremont indicated it would acquire Nalco for a purchase price of $54.00 per share of Common Stock, provided it was given certain assurances relating to exclusivity in negotiations with us.

         From June 11, 1999, legal, financial and accounting representatives of Suez Lyonnaise continued the due diligence review of us until a definite merger agreement was reached.

         Beginning on June 16, 1999 through June 18, 1999, representatives of Suez Lyonnaise, Degremont and Nalco met in New York City to discuss and negotiate the proposed acquisition of Nalco.

         On June 17, 1999, our Board of Directors met to discuss the status of discussions. Following our Board of Directors' meeting, representatives of Suez Lyonnaise and Degremont participated in a meeting with Mr. Mooney, Mr. Weeber, Mr. Stephen D. Newlin, our President, Mr. William E. Buchholz, our Senior Vice President and Chief Financial Officer, and Mr. James F. Lambe, our Senior Vice President for Human Resources, during which the parties considered the potential terms of the continued employment of our officers with Nalco following the proposed acquisition of Nalco by Suez Lyonnaise. Subsequently, four additional officers participated in similar discussions.

         On June 24, 1999, following a significant increase in the trading volume and price of our Common Stock, we issued a press release announcing that we were engaged in discussions regarding a possible business combination. Later that same day, members of the senior management of Suez Lyonnaise, Degremont and Nalco met in New York City to discuss further ongoing issues raised during the due diligence review. During these discussions, Suez Lyonnaise indicated that it wished to renegotiate the purchase price. Later that afternoon, our Board of Directors was advised of this development and about issues raised by Suez Lyonnaise with respect to the proposed merger agreement.

         On June 25, 1999, the parties continued to negotiate the proposed purchase price and other terms of the proposed merger agreement relating to the conditions to the Offer, termination rights and payment of fees and expenses. Agreement was reached, subject to final negotiation of the definitive agreement, that Suez Lyonnaise would agree to acquire Nalco for a purchase price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock.

         The legal representatives of Suez Lyonnaise and Nalco continued to negotiate the terms of the proposed merger agreement throughout June 26 and June 27, 1999.

     At a meeting held on June 27, 1999, our Board of Directors approved Suez Lyonnaise's offer to acquire Nalco for a purchase price of $53.00 per share of Common Stock and $1,060.00 per share of ESOP Preferred Stock, the Merger and the Merger Agreement. Later that same evening, the Merger Agreement was executed by Suez Lyonnaise, H2O and us.

Reasons for the Merger

         In approving the Merger Agreement and the transactions contemplated thereby, and recommending that Holders accept the Offer and tender their Shares pursuant to the Offer, our Board of Directors considered a number of factors, including, but not limited to, the following:

                  (1) The financial condition and results of operations of Nalco, as well as the projected financial results, prospects and strategic objectives of Nalco, taking into consideration the risks involved in achieving those results, prospects and objectives in our industry. The members of our Board of Directors were knowledgeable about our affairs, including the present and possible future economic and competitive environment in which we operate our business. Our Board of Directors viewed as supportive that the transaction offered a substantial premium over current and historic trading prices of our Common Stock, and that the achievement of comparable values through growth of our business could not be achieved with certainty in the near term.

                  (2) Historical market prices and trading information with respect to the Common Stock, including the fact that the $53.00 per share of Common Stock to be received by our stockholders in both the Offer and Merger represents a substantial premium of 24% over the closing market price of $42.50 per share of Common Stock on June 25, 1999 (the last trading day prior to the Board's approval of the Offer and the Merger) and of 42% over the closing market price of $37.25 per share of Common Stock on June 23, 1999 (the last trading day prior to our public announcement that we were engaged in business combination discussions) and the fact that the $53.00 per share of Common Stock to be received by our stockholders in both the Offer and Merger represents a premium of 24% over the ten-year high market price per share of Common Stock. An analysis of premiums paid in comparable transactions supported our Board of Directors' recommendations.

                  (3) Developments within the specialty chemicals industry, including the trend towards consolidation within the industry which has resulted in competitors that are significantly larger and have greater financial resources than Nalco, which indicated to our Board of Directors the challenges facing us in remaining competitive in a consolidating industry.

                  (4) Our Board of Directors' view, after consultation with management and Goldman and considering the process, regarding the likelihood of the existence of other buyers on terms as favorable as those in the Offer and the Merger. Our Board of Directors determined that, based on the terms contained in the Offer and the Merger, including the Offer Price, it was unlikely that our stockholders would be extended a comparable offer on as favorable terms.

                  (5) Presentations to our Board of Directors by Goldman and the oral opinion of Goldman (subsequently confirmed in writing) that, as of June 27, 1999, the $53.00 per share of Common Stock in cash to be received by the holders of shares of Common Stock in the Offer and the Merger is fair from a financial point of view to such holders. The full text of the written opinion of Goldman, which sets forth assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Annex C to this Proxy Statement and is incorporated herein by reference. HOLDERS OF SHARES ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

                  (6) The availability of appraisal rights under Section 262 of DGCL for dissenting stockholders.

                  (7) The terms and conditions of the Merger Agreement and the course of the negotiations resulting in the execution thereof. Our Board of Directors viewed favorably that the Merger Agreement imposed limited conditions to the acceptance of Shares in the Offer and closing of the Merger and the limited termination rights under the Merger Agreement, thus making consummation of the transaction more likely than one in which the agreement imposes more significant conditions to the consummation or greater termination rights.

                  (8) That our Board of Directors viewed each share of ESOP Preferred Stock as being financially equivalent to the twenty shares of Common Stock into which it can be converted. Further, our Board of Directors viewed the Offer and the Merger as according equivalent treatment to both the ESOP Preferred Stock and the Common Stock given that holders of ESOP Preferred Stock were entitled to receive $1,060.00 per share of such stock pursuant to the Offer and the Merger, and that such amount reflected the fact that each share of ESOP Preferred Stock automatically converts into twenty shares of Common Stock upon a transfer of record ownership (i.e., $53.00 x 20 = $1,060.00).

                  (9) The likelihood that the proposed acquisition would be consummated, including the likelihood of obtaining the regulatory approvals required pursuant to, and satisfying the other conditions to, the Offer and the Merger contained in the Merger Agreement, the experience, reputation and financial condition of Suez Lyonnaise and the risks to Nalco if the acquisition were not consummated.

                  (10) That the Merger Agreement permits our Board of Directors, in the exercise of its fiduciary duties, to terminate the Merger Agreement in favor of an unsolicited superior acquisition proposal and the conditions permitting such termination.

                  (11) The recommendation of our management with respect to the proposed transaction.

         The members of our Board of Directors evaluated the factors described above in view of their knowledge of the business and operations of Nalco and their business judgment. In view of the wide variety of factors considered in connection with its evaluation of the Offer and the Merger, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. On balance, the factors described above supported our Board of Directors' recommendation. Our Board of Directors recognized that Suez Lyonnaise, by virtue of the acquisition of the Shares pursuant to the Merger Agreement, will have sufficient voting power to approve the Merger without the affirmative vote of any other stockholder of Nalco. While consummation of the Offer would result in the remaining stockholders of Nalco receiving a premium for their shares of Common Stock over the trading prices of such shares prior to the announcement of the Offer and the Merger, it would eliminate any opportunity for the stockholders of Nalco other than H2O to participate in the potential future growth prospects of Nalco. Our Board of Directors, however, believed that the value of such potential future growth was reflected in the Offer price to be paid and also recognized that there can be no assurance of growth, if any, to be attained by Nalco in the future.

Recommendation of the Board of Directors

         On June 27, 1999 our Board of Directors (one director not being present) unanimously (i) determined that the Merger is advisable and that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, are fair to and in the best interests of our stockholders, (ii) approved and adopted the Merger Agreement and the transactions contemplated thereby, (iii) recommended that our stockholders accept the Offer, approve the Merger, and approve and adopt the Merger Agreement and the transactions contemplated thereby, and (iv) approved an amendment to the Rights Plan, rendering it inapplicable to the Offer and the Merger. For a discussion of the material factors considered by the Board of Directors in reaching its conclusion and the reasons why the Board determined that the Merger is procedurally fair see "SPECIAL FACTORS--Nalco's Reasons for the Merger; Recommendation of Our Board of Directors."

Opinion of Financial Advisor

         On June 27, 1999, Goldman delivered its oral opinion, subsequently confirmed in writing, to our Board of Directors that, as of such date, the $53.00 per share of Common Stock in cash to be received by the holders of Common Stock in the Offer and the Merger is fair from a financial point of view to such holders.

         The full text of Goldman's opinion, which sets forth assumptions made, procedures followed, matters considered and limits on the reviews undertaken, is attached as Exhibit C to this Proxy Statement, and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety. The summary of Goldman's opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. Goldman's opinion is directed only to the consideration received by the stockholders and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting.

         We retained Goldman to act as our exclusive financial advisor in connection with the Merger. We selected Goldman based on its qualifications, expertise and reputation, as well as its investment banking relationship and familiarity with Nalco.

         In arriving at its opinion, Goldman reviewed certain publicly available business and financial information relating to Nalco, as well as the Merger Agreement. Goldman also reviewed certain other information that we provided to it, including certain internal analyses and forecasts prepared by management. Goldman discussed with our management the business and prospects of Nalco.

         Goldman considered certain of our financial and stock market data, and compared that data with similar data for other publicly held companies in businesses similar to ours. Goldman also considered the financial terms of certain other transactions which have been recently effected. Goldman also performed such other studies and analyses which it deemed appropriate.

         In connection with its review, Goldman did not assume any responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate. In addition, Goldman did not make an independent evaluation or appraisal of our assets or liabilities, nor was Goldman furnished with any such evaluations or appraisals.

Certain Effects of the Merger

         The purpose of the Offer was to provide our stockholders with liquidity for their Shares by enabling them to sell their Shares at a fair price and at a substantial premium over recent and historical market prices.

         The acquisition of the Shares was structured as a cash tender offer followed by a merger in order to (i) effect a prompt and orderly transfer of ownership of Nalco from the stockholders to Suez Lyonnaise and (ii) provide stockholders with cash for all of their Shares more quickly than through alternative transaction structures that had been considered by our Board of Directors.

         The structure of the transactions was the result of extensive negotiations between us and Suez Lyonnaise. In connection with such negotiations, Suez Lyonnaise indicated its desire to structure the transactions to qualify for purchase accounting. In order to induce Suez Lyonnaise to proceed with the transactions and to provide our stockholders with the benefits of Suez Lyonnaise's offer for Nalco, we agreed to proceed based on Suez Lyonnaise's proposed structure.

         Suez Lyonnaise's purpose for engaging in the transactions is to enable it to obtain complete ownership of Nalco, thereby becoming entitled to all benefits that result from such ownership. Such benefits include management and investment discretion with regard to the future conduct of our business, the benefits of the profits generated by the operations of the company and any increase in Nalco's value. Similarly, Suez Lyonnaise will also bear the risk of any decrease in the value of Nalco.

         Upon the consummation of the Merger, Suez Lyonnaise, through wholly owned subsidiaries, will own 100% of the outstanding Shares.

Rights Agreement

     The Rights Agreement contains certain provisions that may delay, defer or prevent a takeover of Nalco. Pursuant to the Merger Agreement, our Board of Directors has taken all action necessary to render the Rights Agreement inapplicable to the Offer, the Merger and any other transaction contemplated by the Merger Agreement. On June 27, 1999, our Board of Directors adopted a resolution approving an amendment to the Rights Agreement prior to execution of the Merger Agreement to the effect that, among other things, the acquisition of Shares pursuant to the Offer and the Merger would not constitute a Triggering Event (as defined in the Rights Agreement) and no Rights would become exercisable pursuant to the Rights Agreement as a result of execution of the Merger Agreement or the consumation of the transactions contemplated thereby. The Amendment to the Rights Agreement is dated June 28, 1999.

Accounting Treatment of the Merger

         The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the surviving corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Regulatory Approvals

United States


         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission, certain mergers and acquisitions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and certain waiting period requirements have been satisfied. The Merger is subject to the HSR Act requirements.

         We filed with the Antitrust Division and the Federal Trade Commission a Notification and Report Form with respect to the Merger on July 2, 1999. Suez Lyonnaise filed with the Antitrust Division and the Federal Trade Commission a Notification and Report Form with respect to the Merger on July 2, 1999. Under the HSR Act, the Merger may not be consummated until the expiration of a waiting period of 30-calendar days following the receipt of all required filings, unless the waiting period is earlier terminated by the Federal Trade Commission or the Antitrust Division, or unless the waiting period is extended by a request for additional information or documentary material. Termination of the waiting period was granted effective October 22, 1999.

         State Attorneys General and private parties also may bring legal actions under the federal or state antitrust laws under certain circumstances. There can be no assurance that a challenge to the proposed merger on antitrust grounds will not be made or of the result if such a challenge is made.

European Union

        The EC Merger Regulation (Council Regulation No. 4064/89 of December 21, 1989, as amended) requires notification to the European Commission within seven days of the conclusion of an agreement or commencement of an offer to acquire a controlling interest or the commencement of a cash tender offer therefor, of all concentrations between companies which are deemed to have a "Community dimension" because they exceed certain global and European turnover thresholds. Such concentrations may not be consummated until the European Commission, acting within fixed deadlines, approves them as being "compatible with the Common Market." A concentration is compatible with the Common Market if it does not create or strengthen a dominant position as a result of which effective competition would be significantly impeded in the European Economic Area, or in a substantial part of it.

    Suez Lyonnaise filed a notification in conformity with Article 4 of Regulation (EEC) No. 4064/89 of the Council on July 20, 1999, On August 20, 1999 Suez Lyonnaise received notice that its filing satisfied the EC Merger Regulation and that the Merger did not conflict with the Common Market.

                              THE MERGER AGREEMENT

Effective Time of the Merger

         The Merger will become effective upon the filing of either (a) a duly executed and verified Certificate of Merger, (b) the Merger Agreement or (c) a Certificate of Ownership and Merger, with the Secretary of State of the State of Delaware (the "Effective Time"). The filing will occur after all conditions to the merger contained in the Merger Agreement have been satisfied or waived. We, Suez Lyonnaise and H2O anticipate that the Merger will be consummated as promptly as practicable following the Special Meeting.

Conditions to Consummation of the Merger

         The respective obligations of Nalco, Suez Lyonnaise and H2O to effect the Merger are subject to the satisfaction of various conditions at or prior to the Effective Time. These conditions include, among others:

         (a) Stockholder Approval. The Merger Agreement and the transactions contemplated thereby shall have been approved and adopted by the affirmative vote of our stockholders to the extent required by Delaware Law and our Restated Certificate of Incorporation;

         (b) HSR Act; EC. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and the commission of the European Union shall have approved the transactions under Regulation (EC) No. 4064/89, as amended, of the Council of the European Union;

         (c) Other Reviews/Approvals. Any review or approval required by governmental authorities in countries in which we or any of our subsidiaries have operations material to us and any of our subsidiaries, taken as a whole, shall have been completed or obtained;

         (d) No Order. No United States federal or state or Republic of France governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting consummation of the Merger; and

         (e) Offer. H2O or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

No Solicitation Of Other Offers

         The Merger Agreement provides that we shall not, nor shall we permit any of our subsidiaries to, nor shall we authorize any representative of ours or any of our subsidiaries to, directly or indirectly solicit, facilitate or initiate, or knowingly encourage the submission of any proposal or offer from any third party relating to any direct or indirect acquisition or purchase of all or a substantial part of our assets or of over 20% of our voting securities, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of our voting securities, any merger, consolidation, business combination, sale of substantially all our assets, recapitalization, liquidation, dissolution or similar transaction involving us, other than the transactions contemplated by the Merger Agreement or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer or the Merger or which could reasonably be expected to dilute materially the benefits to Suez Lyonnaise of the transactions contemplated by the Merger Agreement.

Representations and Warranties

         We have made various representations and warranties in the Merger Agreement relating to: (a) corporate organization, existence, power, authority and qualification; (b) enforceability; (c) capital structure; (d) consents and approvals; (e) non-contravention and compliance with laws; (f) Securities and Exchange Commission filings; (g) absence of certain material changes; (h) compliance with laws; (i) litigation; (j) employee benefit plans; (k) taxes; (l) absence of undisclosed material liabilities; (m) intellectual property; (n) accuracy of the Proxy Statement and other documents filed with the Securities and Exchange Commission with respect to the merger, and related materials; (o) utilization of, and payment of fees to, brokers and finders; (p) environmental matters; (q) labor matters; and (r) year 2000 compliance.

         Suez Lyonnaise des Eaux and H2O Acquisition Co. have also made various representations and warranties in the Merger Agreement relating to: (a) corporate organization, existence, power, authority and qualification (b) enforceability; (c) consents, approvals and non-contravention; (d) utilization of, and payment of fees to, brokers and finders; (e) financing; and (f) accuracy of the information contained in filings of required documents with the Securities and Exchange Commission (g) absence of litigation; (h) no prior activities by H2O; and (i) the fact that neither is an affiliated shareholder of Nalco.

Covenants

         Each of the parties to the Merger Agreement has agreed to cooperate and use its reasonable best efforts to fulfill or obtain fulfillment of the conditions to the consummation of the Merger.

         We agreed that we and each of our subsidiaries shall conduct our businesses only in the ordinary course and shall use all reasonable efforts to preserve substantially intact the business organization of Nalco and our subsidiaries, to keep available the services of our current officers and employees and to preserve the current relationships of Nalco and our subsidiaries with customers, suppliers and other persons with which Nalco or any subsidiary of ours has significant business relations. We further agreed that neither we nor any subsidiary of ours shall directly or indirectly do, or propose to do, any of the following without the prior written consent of Suez
Lyonnaise:

         (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

         (b) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of Nalco or any subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Nalco or any subsidiary (except for the issuance of Shares issuable pursuant to stock options outstanding on June 27, 1999) or (ii) any assets of Nalco or any of our subsidiaries for consideration in excess of $25,000,000 in the aggregate;

         (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except for regular quarterly dividends on the Shares declared and paid at times consistent with past practices;

         (d) reclassify, combine, split, subdivide, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of our capital stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of our capital stock or any of our subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof for consideration in excess of $10,000,000 in the aggregate; (ii) except for borrowings under existing credit facilities not to exceed $30,000,000 in the aggregate and excepting transactions between us and any subsidiary, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person; (iii) except for transactions between us and any subsidiary, make any loans, advances, or capital contributions to, or investments in, any person, for an amount in excess of $10,000,000 in the aggregate; (iv) authorize capital expenditures which are, in the aggregate, in excess of $25,000,000 for us or any of our subsidiaries; (v) acquire any assets for consideration in excess of $10,000,000 in the aggregate; or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in (i) to (vi) above;

         (f) except as provided in Section 5.01 of the Disclosure Schedule, as contemplated by the Merger Agreement or in the ordinary course of business consistent with past practices (i) increase the compensation payable or to become payable to its officers or employees, (ii) other than in accordance with existing policies and arrangements, grant any severance pay to or (iii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by the Merger Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement or a contractual obligation existing on June 27, 1999;

         (g)   other  than  as  required  by   generally   accepted   accounting
principles, make any change to its accounting policies or procedures;

         (h) agree to the settlement of any claim or litigation which would have a Material Adverse Effect (as defined in the Merger Agreement);

         (i) make, change or rescind any material Tax (as defined in the Merger Agreement) election (other than (i) recurring elections that customarily are made in connection with the filing of any Tax Return (as defined in the Merger Agreement); provided that any such elections are consistent with the past practices of us or our subsidiaries, as the case may be; (ii) gain recognition agreements under Section 367 of the Code (as defined in the Merger Agreement) and Treasury regulations thereunder with respect to transactions occurring in the 1998 fiscal year of Nalco; and (iii) elections with respect to subsidiaries purchased by us under Section 338(h)(10) of the Code or, solely in the case of non-U.S. subsidiaries purchased by us, Section 338(g) of the Code) or settle or compromise any material Tax liability that is the subject of an audit, claim for delinquent Taxes, examination, action, suit, proceeding or investigation by any taxing authority;

         (j) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of the Merger Agreement or as contemplated by the Merger Agreement, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

         (k) pay, discharge or satisfy any material claims, material liabilities or material obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (A) of any such material claims, material liabilities or material obligations in the ordinary course of business and consistent with past practice or (B) of material claims, material liabilities or material obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) contained in our SEC Reports (as defined in the Merger Agreement);

         (l) enter into any agreement, understanding or commitment that restrains, limits or impedes our or any of our subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on our or any of our subsidiaries' activities;

         (m) materially modify, amend or terminate any material contract to which we are a party or waive any of our material rights or claims except in the ordinary course of business consistent with past practice; or

         (n) agree or enter into, in writing or otherwise, or amend any contract, agreement commitment or arrangement with respect to any of the foregoing actions.

Termination of the Merger Agreement

         The Merger Agreement may be terminated and the Merger and other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding any approval or adoption by our stockholders:
(i) by mutual written consent duly authorized by the boards of directors of Suez Lyonnaise, H2O and Nalco; or (ii) if any United States federal or state court of competent jurisdiction or court of the Republic of France of competent jurisdiction or other United States federal or state governmental authority or other governmental authority of the Republic of France shall have issued an order, decree, ruling or taken any other action restraining, enjoining, or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

Amendments to the Merger Agreement

         The Merger Agreement may only be amended by a writing signed by each of the parties thereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time. After approval and adoption of the Merger Agreement and the transactions contemplated thereby, no amendment to the Merger Agreement may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger.

                   Interests of Certain Persons in the Merger

         In considering the recommendation of our Board of Directors with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that, in addition to the matters discussed above, certain members of both management and our Board of Directors have interests in the Merger in addition to the interests of our stockholders generally which create conflicts of interest.

Employment Agreements

         The following is a summary description of the Employment Letters executed by the respective executive. The summary is qualified in its entirety by reference to the Form of Agreement as to Terms of Employment which is incorporated in the Schedule 14D-1.

         In connection with the Merger Agreement, Degremont, a wholly owned subsidiary of Suez Lyonnaise, H2O and each of Messrs. George M. Brannon, III, William E. Buchholz, John T. Burns, Michael E. Kahler, James F. Lambe, Edward J. Mooney, Stephen D. Newlin, William J. Roe, and W. Steven Weeber (each an "Executive") entered into a letter agreement (each an "Employment Letter") relating to the terms of their employment following the consummation of the Merger. The Employment Letters contain identical terms, except as noted below. The Employment Letters provide for Nalco to offer the Executive employment with us, and each Executive to accept such employment on the terms and conditions described below. It is currently expected that the offer of employment will become effective November 9, 1999 (the "Effective Date"). The parties have agreed to enter into, and are currently negotiating, definitive employment agreements, and it is anticipated that such agreements will be between each Executive and Nalco.

         Each Employment Letter: (i) provides a three year employment period, with a one-year evergreen after the three year period and a six-month notice provision for non-renewal; (ii) salary commensurate with the Executive's position; (iii) a bonus opportunity comparable to those provided to similar senior executives; (iv) participation in all incentive and benefit plans provided to similar senior executives; and (v) includes a retention payment ("Retention Payment") equal to two times the Executive's salary plus regular Management Incentive Plan target bonus (as of June 22, 1999) payable in cash, if the Executive is employed by us for three years from the date of the change in control.

         Each of the Employment Letters provides for various severance payments, if an Executive's employment is terminated without "cause" by us or for "good reason" by the Executive; provided, however, that such severance payments will be offset by the Retention Payment if the termination occurs within two years of the Executive's receipt of the Retention Payment. Each Employment Letter also provides for a full golden parachute excise tax gross-up (excluding the Retention Payment) for future changes in control, but only in the event of termination without "cause" by us or resignation for "good reason" by the Executive.

         Each Employment Letter also includes a provision for (i) non-competition with us and non-solicitation of customers and employees during employment and for two years thereafter and (ii) a perpetual agreement for non-disclosure, non-disparagement and availability for litigation support.

         Each Employment Letter also provides for a settlement of existing key executives agreements with each Executive through: (i) a payment of three times the sum of the Executive's current base salary and regular management incentive program ("MIP") bonus, which will be paid on the Effective Date or shortly thereafter, (ii) three times the Executive's supplemental MIP bonus and, in addition, his outstanding 1997 and 1998 Performance Share Awards to be paid at the end of the three-year period following the Effective Date, with interest, provided the Executive is still employed by the Company or in the event of the Executive's prior death, disability, termination by us without "cause" or by the Executive for "good reason", prior to the end of the end of the three-year period, assuming in each case a performance level of 100% of the target award;
(iii) payments of outstanding restricted stock awards, including the outstanding 1995 Performance Share Plan awards, stock options and a full golden parachute excise tax gross-up, with respect to the change in control payments (except for the Retention Payment) made in connection with the transactions contemplated by the Merger Agreement on the Effective Date or shortly thereafter.

Indemnification and Insurance

         The Merger Agreement provides that the surviving corporation's Certificate of Incorporation and By-laws will contain provisions with respect to indemnification of directors and officers that are no less favorable than those set forth in our Restated Certificate of Incorporation and By-laws. The surviving corporation will maintain in effect the current directors' and officers' liability insurance or substantially similar insurance with respect to matters occurring prior to the Effective Time for a period of at least 6 years (provided that the surviving corporation in the Merger is not required to pay an annual premium for any such policy in excess of 200% of the last annual premium paid by us prior to the Merger Agreement).

  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS

         The following is a description of the material U.S. federal income tax consequences of the Merger to Holders of Shares that dispose of such Shares in the Merger, that are United States Persons (as defined below), and that, on the date of disposition, hold such Shares as capital assets (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) (each a "United States Holder"). This discussion is based on the Code, income tax regulations, proposed and final, issued under the Code, and administrative and judicial interpretations of the Code and regulations, each as in effect and available on the date of this Proxy Statement. These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of this Proxy Statement. Although we will not seek any rulings from the Internal Revenue Service or an opinion of counsel with respect to the transactions contemplated by the Merger Agreement, we believe that the Merger will have the U.S. federal income tax consequences described below to United States Holders.

         We urge all Holders to consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. tax consequences of the disposition of Shares in the Merger. This description does not address aspects of U.S. taxation other than U.S. federal income taxation, nor does it address all aspects of U.S. federal income taxation that may be applicable to particular holders. In addition, this description does not address the U.S., State or local tax consequences or the tax consequences in jurisdictions other than the U.S. of the Merger. The following discussion does not address taxpayers subject to special treatment under the U.S. federal income tax laws, such as financial institutions, real estate investment trusts, regulated investment companies, brokers and dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, S corporations, persons that hold Shares as part of a position in a straddle or as part of a hedging or conversion transaction, persons who acquired Shares pursuant to an exercise of employee stock options or rights or otherwise as compensation, persons who hold employee stock options or rights to acquire Shares and taxpayers subject to alternative minimum tax.

         A "United States Person" is a beneficial owner of Common Stock or ESOP Preferred Stock, as the case may be, that, for U.S. federal income tax purposes, is: (1) a citizen or resident of the U.S., including some former citizens or residents of the U.S.; (2) a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia; (3) an estate if its income is subject to U.S. federal income taxation regardless of its source; or (4) a trust if such trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more United States persons have the authority to control all of its substantial decisions.

         A United States Holder generally will realize gain or loss upon the surrender of such holder's Shares pursuant to the Merger in an amount equal to the difference, if any, between the amount of cash received and such holder's aggregate adjusted tax basis in the Shares surrendered therefor.

         In general, any gain or loss recognized by a United States Holder in the Merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by a United States Holder will be long-term capital gain or loss if the Shares giving rise to such recognized gain or loss have been held for more than one year; otherwise, such capital gain or loss will be short term. In the case of a noncorporate United States Holder, generally the maximum marginal U.S. federal income tax rate applicable to long-term capital gain will be lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

         For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in such years.

         Under the U.S. federal backup withholding tax rules, unless an exemption applies, the Paying Agent (as defined below) will be required to withhold, and will withhold, 31% of all cash payments to which a Holder or other payee is entitled pursuant to the Merger Agreement, unless the holder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other holders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each holder, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the Paying Agent in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the Paying Agent.

         THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. EACH HOLDER OF SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF U.S. STATE, LOCAL AND OTHER TAX LAWS).

                             FINANCING OF THE MERGER

         The aggregate net cost to Suez Lyonnaise of acquiring all of the Shares in the Offer and the Merger, making required payments to holders of stock options (see "SPECIAL FACTORS - Interests of Certain Persons in the Merger"), paying off our existing indebtedness and paying the fees and expenses is expected to be approximately $4.1 billion. These funds are expected to be available to H2O from Suez Lyonnaise and to Suez Lyonnaise and/or various of its subsidiaries from cash on hand at the Effective Time.

                       PLANS OR PROPOSALS AFTER THE MERGER

         Following the Merger, we will be an indirect, wholly owned subsidiary of Suez Lyonnaise, our shares of Common Stock will no longer be traded on the New York Stock Exchange or the Chicago Stock Exchange and the registration of the Common Stock under the Exchange Act will be terminated. Except as set forth herein, it is expected that we and our subsidiaries will continue to engage in water treatment activities on a basis substantially consistent with current operations. Following the Merger, only Suez Lyonnaise will have the opportunity to benefit from any of our earnings and growth, and will bear the risk of any decrease in our value.

     Suez Lyonnaise does not have any present plans that relate to or would result in an extraordinary coporate transaction such as a merger, reorganization or liquidation, other than transactions which may provide a more efficient structure for operating in certain geographical jurisdictions, involving Nalco or any of its subsidiaries or a sale or other transfer of a material amount of assets of Nalco or any of its subsidiaries or any changes in Nalco's corporate structure or business. Suez Lyonnaise, however, will continue to evaluate the business and operations of Nalco after the Merger and make such changes as are deemed appropriate.

                     PROCEDURES FOR EXCHANGE OF CERTIFICATES

         Suez Lyonnaise has designated First Chicago Trust Company of New York to act as paying agent (the "Paying Agent") for purposes of making the cash payments contemplated by the Merger Agreement. Suez Lyonnaise or H2O will deposit in trust with the Paying Agent cash in United States dollars in an aggregate amount equal to the sum of (a) the product of (i) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than (A) any shares of Common Stock which are held by any of our subsidiaries, in our treasury or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger, and (B) Dissenting Shares) and (ii) $53.00 and (b) the product of (i) the number of shares of ESOP Preferred Stock outstanding immediately prior to the Effective Time (other than any shares of ESOP Preferred Stock which are held by any of our subsidiaries, in our treasury or which are held, directly or indirectly, by Suez Lyonnaise or any direct or indirect subsidiary of Suez Lyonnaise (including H2O), all of which will be canceled and none of which will receive any payment with respect to the Merger) and (ii) $1,060 ((a) and (b) together the "Payment Fund"). The Paying Agent will, pursuant to irrevocable instructions, deliver to the Holders their respective portions of the Payment Fund according to the procedure summarized below.

         At the close of business on the day of the Effective Time our stock ledger will be closed.

         As soon as practicable after the Effective Time, Suez Lyonnaise will cause the Paying Agent to mail and/or make available to each holder of a certificate theretofore evidencing Shares, a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Paying Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") in exchange for the Merger Consideration. Upon the surrender for cancellation to the Paying Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified by the letter of transmittal, the Paying Agent will promptly pay to the holder of the Certificate the Merger Consideration deliverable in respect of such Certificate. Until so surrendered, each Certificate will be deemed, for all corporate purposes, to evidence only the right to receive upon such surrender the Merger Consideration to which the Certificate holder is entitled. No interest will be paid or accrued in respect of such cash payments.

         If the Merger Consideration (or any portion thereof) is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition to the payment of the Merger Consideration that such Certificates be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

         STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL AND SHOULD NOT RETURN THEIR CERTIFICATES WITH THE ENCLOSED PROXY.

         At and after the Effective Time, each holder of a Certificate will cease to have any rights as a stockholder of Nalco, except for, in the case of a holder of a Certificate, the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Stockholder, to perfect his or her right to receive payment for his or her Shares pursuant to DGCL and the Merger Agreement if such Holder has validly perfected and not withdrawn his or her right to receive payment for his or her Shares, and no transfer of Shares will be made on the stock transfer books of the surviving corporation in the Merger. Certificates presented to the surviving corporation in the Merger after the Effective Time will be canceled and exchanged for cash as described above.

         Promptly following the date which is six months after the Effective Time, the Paying Agent will return to the surviving corporation in the Merger all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund, and the Paying Agent's duties will terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the surviving corporation in the Merger and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without interest, but will have no greater rights against the surviving corporation in the Merger or Suez Lyonnaise than may be accorded to general creditors of the surviving corporation in the Merger or Suez Lyonnaise under applicable law. Notwithstanding the foregoing, none of the Paying Agent, Nalco, Suez Lyonnaise or H2O will be liable to a Holder for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                        RIGHTS OF DISSENTING STOCKHOLDERS

         Pursuant to the DGCL, any record Holder on the Record Date (i) who properly files a demand for appraisal in writing prior to the vote taken at the Special Meeting, (ii) who continuously holds his or her Shares until the Effective Time, (iii) whose Shares are not voted in favor of the Merger and (iv) otherwise complies with the requirements of Section 262 of DGCL (Section "262") shall be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her Shares.

         SECTION 262 IS REPRINTED IN ITS ENTIRETY AS ANNEX B TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX B. THIS DISCUSSION AND ANNEX B SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Special Meeting, not less than 20 days prior to the meeting each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement shall constitute such notice to the record Holders of Shares.

         Our voting stockholders who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement or the Merger and must deliver a separate written demand for appraisal to us prior to the vote by our stockholders on the Merger Agreement and the Merger. A stockholder who signs and returns a proxy without expressly directing, by checking the applicable boxes on the reverse side of the proxy card enclosed herewith, that his or her shares of Common Stock be voted against the proposal or that an abstention be registered with respect to his or her shares of Common Stock in connection with the proposal will effectively have thereby waived his or her appraisal rights as to those shares of Common Stock because, in the absence of express contrary instructions, such shares of Common Stock will be voted in favor of the proposal. (See "THE SPECIAL MEETING--Vote Required; Revocability of Proxies".) Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of Common Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve the Merger Agreement or (ii) check either the "against" or the "abstain" box next to the proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Nalco of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of the shares of Common Stock. A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

         A record owner, such as a broker, fiduciary or other nominee, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of common stock outstanding in the name of such record owner.

         A stockholder who elects to exercise appraisal rights, if available, should deliver his or her written demand before the Special Meeting to: Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563, Attention:
Corporate Secretary.

         The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time, the Surviving Corporation shall notify each stockholder who has complied with Section 262 and who has not voted for or consented to the Merger of the date the Merger became effective.

         Within 120 days after the Effective Time, either the Surviving Corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. Accordingly, our stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Suez Lyonnaise does not have any present intentions as to whether it would file, or would cause the Surviving Corporation to file, any such petition in the event a stockholder makes a written demand for appraisal rights. Within 120 days after the Effective Time of the Merger, any stockholder who has theretofore complied with the applicable provisions of
Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the Merger Agreement and with respect to which we received demands for appraisal, and the aggregate number of holders of such Shares. Such written statement shall be mailed to the stockholder within 10 days after the written request therefor has been received by the surviving corporation in the Merger.

         If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In such event, the Delaware Court's appraisal may be more than, less than, or equal to the merger consideration. In determining fair value, the Delaware Court is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

         The Delaware Court will then direct the Surviving Corporation to pay the fair value of the Dissenting Shares, together with any interest, to the stockholders entitled to payment. Payment will be made when the Stockholder surrenders the certificates to the Surviving Corporation.

         The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

         Any Holder of Shares who has duly demanded appraisal in compliance with
Section 262 will not, after the Effective Time, be entitled to vote for any purpose any Shares subject to such demand or to receive payment of dividends or other distributions on such Shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

         Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of his or her demand for appraisal and an acceptance of the Merger Consideration, except that
(i) any withdrawal made more than 60 days after the Effective Time will require written approval of the Surviving Corporation, and (ii) no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

         ANY HOLDER WHO FAILS TO COMPLY FULLY WITH THE STATUTORY PROCEDURE SET FORTH IN SECTION 262 WILL FORFEIT HIS OR HER RIGHTS OF DISSENT.

                            EXPENSES OF SOLICITATION

         We will bear the cost of preparing, mailing, and soliciting the enclosed form of consents. In addition to our solicitations by mail, our directors, officers, and regular employees may solicit consents personally and by telephone, facsimile, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and we may reimburse them for their reasonable out-of-pocket and clerical expenses.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Our consolidated financial statements as of December 31, 1998, and for each of the years in the three-year period ended December 31, 1998, incorporated by reference, have been audited by PricewaterhouseCoopers, independent public accountants, as stated in their report.

                              AVAILABLE INFORMATION

         We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 as amended and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Securities and Exchange Commission's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Securities and Exchange Commission at its Washington address at prescribed rates.

         Statements contained in this Proxy Statement or in any document incorporated herein by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the Securities and Exchange Commission.

         IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM US, PLEASE DO SO AT LEAST FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING IN ORDER TO RECEIVE TIMELY DELIVERY OF SUCH DOCUMENTS.

         You should rely only on the information contained or incorporated by reference in this document to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 12, 1999. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                      INFORMATION INCORPORATED BY REFERENCE

         Our Annual Report on Form 10-K for the year ended December 31, 1998 and our Quarterly Report on Form 10-Q for the quarter ended [June 30], 1999, each filed by us with the Securities and Exchange Commission are hereby incorporated by reference into this Proxy Statement. Our 10-K and 10-Q are not presented herein or delivered herewith, but are available (without exhibits, unless such exhibits are specifically incorporated herein by reference) to any person, including any beneficial owner, to whom this Proxy Statement is delivered, without charge, upon written request directed to Nalco Chemical Company, One Nalco Center, Naperville, Illinois 60563, Attention: Corporate Secretary. Copies of our 10-K and 10-Q so requested will be sent, within one business day of receipt of such request, by first class mail, postage paid.

         All documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this Proxy Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                             ______________________


November __, 1999

                                                                      APPENDIX A


                                MERGER AGREEMENT

                                    [TO COME]

                                                                      APPENDIX B

                           SECTION 262 OF THE DELAWARE
                            GENERAL CORPORATIONS LAW

          APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

          (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251
(g) of this  title),  ss. 252,  ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               (b)  Shares  of stock of any  other  corporation,  or  depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               (c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               (d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

          (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this  section;  provided  that,  if the  notice  is given  on or after  the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

          (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

          (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

          (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceeding as to such stockholder.

          (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

          (i) The  Court  shall  direct  the  payment  of the fair  value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

          (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

          (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however; that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

          (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98. Eff. 7-1-98.)

                                                                      APPENDIX C


                          [OPINION OF GOLDMAN TO COME]

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS ABOUT THE MERGER........................................7
FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE...............................9
SUMMARY.......................................................................1
   The Special Meeting........................................................1
      Matters To Be Considered At The Special Meeting.........................1
      Record Date and Voting..................................................1
      Vote Required; Revocability of Proxies..................................1
   Solicitation of Proxies....................................................2
   Appraisal Rights...........................................................2
   Parties to the Merger......................................................2
      Nalco Chemical Company..................................................2
      Suez Lyonnaise des Eaux.................................................2
      H2O Acquisition Co......................................................2
   Recommendation of the Board of Directors...................................3
   Opinion of Financial Advisor...............................................3
   The Merger Agreement.......................................................3
   No Solicitation............................................................4
   Termination; Termination Fees..............................................4
   Regulatory Approvals.......................................................5
   Source and Amount of Funds.................................................5
   Interests of Certain Persons in the Merger.................................5
   Certain Tax Consequences...................................................5
   Security Ownership of Management and Certain Beneficial Owners.............6
   Market Prices of Common Stock..............................................6
   Selected Consolidated Financial Data.......................................6
THE SPECIAL MEETING...........................................................6
   Matters to be Considered at the Special Meeting............................6
   Record Date and Voting.....................................................7
   Vote Required; Revocability of Proxies.....................................8
   Solicitation of Proxies....................................................9
   Procedures for Exchange of Certificates....................................9
THE PARTIES TO THE TRANSACTION................................................9
   Nalco Chemical Company.....................................................9
      Comparative Market Price Data..........................................10
      Dividends..............................................................10
      Summary Consolidated Financial Information.............................11
      Certain Projections of Future Operating Results........................13
   Suez Lyonnaise des Eaux...................................................13
   H2O Acquisition Co........................................................14
THE MERGER...................................................................14
   Background of the Merger..................................................15
   Reasons for the Merger....................................................17
   Recommendation of the Board of Directors..................................20
   Opinion of Financial Advisor..............................................20
   Certain Effects of the Merger.............................................21
   Rights Agreement..........................................................22
   Accounting Treatment of the Merger........................................22
   Regulatory Approvals......................................................22
THE MERGER AGREEMENT.........................................................23
   Effective Time of the Merger..............................................23
   Conditions to Consummation of the Merger..................................23
   No Solicitation Of Other Offers...........................................24
   Representations and Warranties............................................25
   Covenants.................................................................25
   Termination of the Merger Agreement.......................................27
   Termination Fees; Expenses................................................29
   Amendments to the Merger Agreement........................................30
Interests of Certain Persons in the Merger...................................31
   Employment Agreements.....................................................31
   Indemnification and Insurance.............................................32
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF
    THE MERGER TO U.S. HOLDERS...............................................32
FINANCING OF THE MERGER......................................................34
PLANS OR PROPOSALS AFTER THE MERGER..........................................34
PROCEDURES FOR EXCHANGE OF CERTIFICATES......................................35
RIGHTS OF DISSENTING STOCKHOLDERS............................................36
EXPENSES OF SOLICITATION.....................................................40
INDEPENDENT PUBLIC ACCOUNTANTS...............................................40
AVAILABLE INFORMATION........................................................40
INFORMATION INCORPORATED BY REFERENCE........................................41


EXHIBIT A  -  Merger Agreement
EXHIBIT B  -  Section 262 of Delaware General Corporation Law
EXHIBIT C  -  Opinion of Goldman, Sachs & Co.